Exhibit 10.28

REGISTRATION RIGHTS AGREEMENT

by and among

LINEAGE, INC.

and

the other parties hereto

Dated as of [    ], 2024

i

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of [   ], 2024 and is by and among Lineage, Inc. (the “Company”), and the Holders (as defined below) from time to time party hereto.

RECITALS

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, the Company desires to grant registration rights to the Holders on the terms and conditions set out in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement:

“Advice” has the meaning set forth in Section 2.4(b).

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“ATM Program” means any offer and sale from time to time of the Common Stock through one or more broker-dealers acting as the Company’s sales agent or agents or, if applicable, as forward seller or sellers (herein collectively referred to as “sales agents”) in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on a securities exchange, sales made to or through a market maker and sales made through electronic communications networks.

“BGLH” means BG Lineage Holdings, LLC, a Delaware limited liability company.

“BGLH Operating Agreement” means the Eighteenth Amended and Restated Operating Agreement of BGLH, dated on or about the date hereof, among BGLH and the other parties thereto from time to time, as amended and in effect from time to time.

“BGLH Units” means the Units (as defined in the BGLH Operating Agreement) of BGLH.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Closing Date” means the date of the initial closing of the IPO.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any Securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or into which it may be converted or exchanged pursuant to any reclassification, recapitalization, merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company.

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Custody Agreement and Power of Attorney” has the meaning set forth in Section 2.4(h).

“Demand Party” has the meaning set forth in Section 2.2(a).

“Demand Synthetic Secondary” has the meaning set forth in Section 2.2(e).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means BGLH or any Transferee of such Person to whom registration rights are expressly assigned by BGLH pursuant to Section 4.2.

“Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 3.1.

“IPO” has the meaning set forth in the recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“LLH” means Lineage Logistics Holdings, LLC, a Delaware limited liability company.

“Lockup Period” has the meaning set forth in Section 2.4(d)(i).

“OP” means Lineage OP, LP, a Maryland limited partnership.

“OP Agreement” means the Second Amended and Restated Limited Partnership Agreement of OP, dated on or about the date hereof, among the Company and the other persons parties thereto from time to time, as amended and in effect from time to time.

“OP Units” means common units of partnership interest in OP.

“OPEU Units” means common units of limited liability company interest of LLH that are intended to be economically equivalent to, and exchangeable into, OP Units.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Piggyback Synthetic Secondary” has the meaning set forth in Section 2.1(e).

“Proceeding” has the meaning set forth in Section 3.3.

“Public Offering” means a public offering, including pursuant to any ATM Program, of equity securities of the Company or any successor thereto or any Subsidiary of the Company pursuant to a registration statement declared effective under the Securities Act.

“Registrable Securities” means (i) all shares of Common Stock held by a Holder (whether now held or hereafter acquired, and including any such Common Stock received by a Holder upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by such Holder) and (ii) all Securities of OP with respect to which BGLH acts as LHR (as defined in the OP Agreement), which shall be deemed Registrable Securities held by BGLH for purposes of this Agreement (whether now so held or hereafter held, and including any such Securities so held or deemed so held by BGLH upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities so held or deemed so held by BGLH). As to any Registrable Securities, such Securities shall cease to be Registrable Securities without further act of the Company or a Holder when:

(a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement;

(b) such Registrable Securities shall have been sold pursuant to Section 4(a)(1), Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(c) such Registrable Securities shall have been Transferred in a private transaction in which the Transferor’s registration rights under this Agreement are not assigned to the Transferee of the Securities (other than in connection with a Demand Synthetic Secondary or a Piggyback Synthetic Secondary); or

(d) such Registrable Securities cease to be outstanding.

As used herein, if the Holders elect to cause the Company to undertake a Public Offering of shares of Common Stock for the Company’s own account in connection with a Piggyback Synthetic Secondary or Demand Synthetic Secondary, the term “Registrable Securities” shall include, as applicable, the shares of Common Stock that BGLH distributes to its unit holders in connection with such Piggyback Synthetic Secondary or Demand Synthetic Secondary and the shares of Common Stock the Company issues in connection with such Piggyback Synthetic Secondary or Demand Synthetic Secondary; for avoidance of doubt, the term “Registrable Securities” shall include, as applicable, the shares of Common Stock that BGLH distributes to its unit holders in connection with a Piggyback Synthetic Secondary or Demand Synthetic Secondary that BGLH has determined (in its sole discretion) to include in such Public Offering for the account of one or more such unit holders or their respective Affiliates as selling stockholders.

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange, or FINRA registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b) all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of counsel for the underwriters or sales agents in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f) any fees and disbursements of underwriters or sales agents customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters or sales agents so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding any underwriting discounts and commissions and sales agents commissions, as applicable, and transfer taxes, if any;

(g) the reasonable fees and out-of-pocket expenses of not more than one law firm together with appropriate local counsel (as selected by the Holders of a majority of the Registrable Securities included in such registration) acting as counsel for all the Holders in connection with the registration;

(h) other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration;

(i) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

(j) any other fees and disbursements customarily paid by the issuers of securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

Section 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” and words of similar import when used in this Agreement mean “including, without limitation,” unless otherwise specified. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” means a calendar day unless otherwise indicated as a “Business Day.”

(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

(d) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Piggyback Rights.

(a) If at any time following expiration or waiver of the Lockup Period, the Company proposes to register Securities for public sale (whether proposed to be offered for sale by the Company or by any other Person) under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes or any registration statement filed solely to cover resales of Common Stock received by Persons upon redemption or distribution in respect of outstanding BGLH Units or resales of Common Stock received by Persons upon exchange of outstanding OP Units (including OP Units received upon exchange of outstanding OPEU Units) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice (which notice shall specify the intended method or methods of disposition) to the Holders of its intention to do so and of such Holder’s rights under this Section 2.1. For the avoidance of doubt, to the extent such registration is being effected pursuant to the exercise of a demand right pursuant to Sections 2.2(a) or 2.2(e), the Company shall not be obligated to provide such notice to the Demand Party or its Affiliates. Upon the written request of any Holder made within fifteen (15) days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Holders have so requested to be registered; provided that: (i) any Holder shall have the right to withdraw such Holder’s request for inclusion of any of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.1(a) by giving written notice to the Company of such withdrawal, provided that, in the case of any underwritten offering, written notice of such withdrawal must be given to the Company prior to the time at which the offering price and underwriter’s discount or commissions is determined with the managing underwriter or underwriters; (ii) if, at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the Securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) without prejudice to the rights of the Demand Party to request that such registration be effected as a registration under Sections 2.2(a) or 2.2(e); and (iii) subject to clause (i), if such registration involves an underwritten offering, each Holder of Registrable Securities requesting to be included in the registration must, upon the written request of the Company, sell its Registrable Securities to the underwriters on the same terms and conditions as apply to the other Securities being sold through underwriters under such registration, with, in the case of a combined primary and secondary offering, only such differences, including any with respect to representations and warranties, indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings; provided that, in the case of Piggyback Synthetic Secondary, each Holder of Registrable Securities requesting to be included in the registration must, upon the written request of the Company, sell its Registrable Securities to the Company in accordance with Section 2.1(e).

(b) Expenses. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.1.

(c) Priority in Piggyback Registrations. If a registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to the Holders) that, in its opinion, the number of Registrable Securities and other Securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have a material and adverse effect on the price, timing or distribution of the Securities offered in such offering, then the Company shall include in such registration: (i) first, the Securities the Company proposes to sell for its own account (other than Securities the Company proposes to sell for its own account in connection with a Piggyback Synthetic Secondary); and (ii) second, such number of Registrable Securities requested to be included in such registration by the Holders (including for this purpose any Securities the Company proposes to sell for its own account in connection with a Piggyback Synthetic Secondary) which, in the opinion of such managing underwriter, can be sold without having the material and adverse effect referred to above, which number of Registrable Securities shall be allocated pro rata among all such requesting Holders of Registrable Securities on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any Securities thereby allocated to any such Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner). Any other selling holders of the Company’s Securities shall be included in an underwritten offering only with the consent of Holders holding a majority of the shares being sold in such offering and, if so included, such securities, at the election of the Holders, shall be subject to clause (ii) above in the same manner as the Registrable Securities held by the Holders or shall have priority after the shares of the Holders.

(d) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.1 incidental to the registration of any of its Securities in connection with:

(i) the IPO;

(ii) a registration statement filed to cover solely issuances under employee benefits plans or dividend reinvestment plans;

(iii) a registration statement filed solely to cover resales of Common Stock received by Persons upon redemption or distribution in respect of outstanding BGLH Units or resales of Common Stock received by Persons upon exchange of outstanding OP Units (including OP units received upon exchange of OPEU Units);

(iv) any registration statement relating solely to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses, assets or properties; or

(v) any registration related solely to an exchange by the Company of its own securities.

(e) Plan of Distribution, Underwriters, Advisors and Counsel. If a registration pursuant to this Section 2.1 involves an underwritten offering, the Holders of a majority of the Registrable Securities included in such underwritten offering shall have the right to (i) determine the plan of distribution (including a Piggyback Synthetic Secondary), (ii) select the investment banker or bankers, managers and any provider of advisory services, which may include Affiliates of the Holders and/or Persons who provide other services to the Holders or their Affiliates, to administer the offering, including the lead managing underwriter (provided that such investment banker or bankers, managers and providers of advisory services shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling Holders. Notwithstanding anything to the contrary in this Section 2.1, the Holders of a majority of the Registrable Securities included in such underwritten offering may, at their election, cause the Company to undertake a Public Offering of the Company’s Securities for its own account and use the net proceeds therefrom to purchase or redeem the number of Registrable Securities requested for registration pursuant to Section 2.1 (subject to Section 2.1(c)) (a “Piggyback Synthetic Secondary”). If the Holders elect a Piggyback Synthetic Secondary, unless otherwise agreed to by the Company and BGLH, the Company shall purchase or redeem each Registrable Security selected by BGLH for such purchase or redemption, and in each case for cash in immediately available funds in an amount equal to the net proceeds from each share of Common Stock received by the Company from the Piggyback Synthetic Secondary, determined after deduction of underwriting discounts or commissions attributable to the sale of such Securities and any transfer taxes relating to the registration or sale of such Securities.

(f) Shelf Takedowns. Subject to the expiration or waiver of any applicable lockup pursuant to Section 2.4(d), in connection with any shelf takedown (other than a shelf takedown at the request of the Demand Party, which shall be governed by Section 2.2(f)), the Holders may exercise “piggyback” rights in the manner described in this Agreement to have included in such takedown Registrable Securities held by them that are registered on such shelf registration statement.

Section 2.2 Demand Registration.

(a) General. At any time, upon the written request of any Holder (the “Demand Party”) requesting that the Company effect the registration under the Securities Act of Registrable Securities and specifying the amount and intended plan of distribution thereof (including, but not limited to, an underwritten offering, an ATM Program and a Demand Synthetic Secondary), the Company shall (x) promptly give written notice of such requested registration to Holders other than the Demand Party and its Affiliates and to other holders of Securities entitled to notice of such registration, if any, and (y) as expeditiously as possible, use its best efforts to file a registration statement to effect the registration under the Securities Act of:

(i) such Registrable Securities which the Company has been so requested to register by the Demand Party in accordance with the intended plan of distribution thereof; and

(ii) the Registrable Securities of other Holders which the Company has been requested to register by written request given to the Company within fifteen (15) days after the giving of such written notice by the Company.

Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 2.2(a):

(A) prior to the expiration or waiver of the applicable lockup period, if any, in respect of a previous Public Offering; or

(B) if the amount of Registrable Securities which the Company has been so requested to register by the Demand Party is less than $100,000,000 based on the then-current public trading price at the time of such request; or

(C) if, in the good faith judgment of the Board, the Company is in possession of material non-public information the disclosure of which would be materially adverse to the Company and would not otherwise be required under Law, in which case the filing of the registration statement may be delayed until the earlier of the second Business Day after such conditions shall have ceased to exist and the 60th day after receipt by the Company of the written request from a Demand Party to register Registrable Securities under this Section 2.2(a); provided that the number of any such delays or any delay pursuant to Section 2.2(f) shall not exceed two in any twelve (12) month period.

(b) Form. Each registration statement prepared at the request of a Demand Party shall be effected on such form as reasonably requested by the Demand Party, including by a shelf registration pursuant to Rule 415 under the Securities Act on a Form S-3 (or any successor rule or form thereto) if so requested by the Demand Party and if the Company is then eligible to effect a shelf registration and use such form for such disposition.

(c) Expenses. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

(d) Priority in Demand Registrations. If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing (a copy of which shall be provided to each Holder that has requested that its Registrable Securities be included in such underwritten offering) that, in its opinion, the number of Registrable Securities requested to be included in such offering (including Securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering, so as to be likely to have a material and adverse effect on the price, timing or distribution of the Securities offered in such offering, then the number of such Registrable Securities to be included in such offering shall be allocated pro rata among the Holders that have requested that their Registrable Securities be included in such offering, including pursuant to Section 2.2(a), if any, on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any Securities thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among all such remaining parties in like manner). Any other selling holders of the Company’s Securities shall be included in an underwritten offering only with the consent of Holders holding a majority of the Registrable Securities being sold by all Holders in such offering.

(e) Plan of Distribution, Underwriters, Advisors and Counsel. If a requested registration pursuant to this Section 2.2 involves an underwritten offering or ATM Program, the Demand Party shall have the right to (i) determine the plan of distribution (including a Demand Synthetic Secondary), (ii) select the investment banker or bankers, managers, sales agent or agents and any provider of advisory services, which may include Affiliates of the Holders and/or Persons who provide other services to the Holders or their Affiliates, to administer the offering, including the lead managing underwriter or sales agent (provided that such investment banker or bankers, managers, sales agent or agents and providers of advisory services shall be reasonably satisfactory to the Company) and (iii) select counsel for the selling Holders. Notwithstanding anything to the contrary in this Section 2.2, the Holders of a majority of the Registrable Securities included in such underwritten offering or ATM Program may, at their election, cause the Company to undertake a Public Offering of the Company’s Securities for its own account and use the net proceeds therefrom to purchase or redeem the number of Registrable Securities requested for registration pursuant to Section 2.2 (subject to Section 2.2(d)) (a “Demand Synthetic Secondary”). If the Holders elect a Demand Synthetic Secondary, unless otherwise agreed to by the Company and BGLH, the Company shall purchase or redeem each Registrable Security selected by BGLH for such purchase or redemption, and in each case for cash in immediately available funds in an amount equal to the net proceeds from each Security received by the Company from the Demand Synthetic Secondary, determined after deduction of underwriting discounts or commissions or sales agents commissions, as applicable, attributable to the sale of such Securities and any transfer taxes relating to the registration or sale of such Securities.

(f) Shelf Takedowns. Upon the written request of the Demand Party at any time and from time to time, the Company shall facilitate in the manner described in this Agreement a “takedown” of the Demand Party’s Registrable Securities off of an effective shelf registration statement. Upon the written request of the Demand Party, the Company shall file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement in order to register up to the number of the Demand Party’s Registrable Securities previously taken down off of such shelf by the Demand Party and not yet “reloaded” onto such shelf registration statement.

Notwithstanding the foregoing, the Company shall not be obligated to facilitate a “takedown” under this Section 2.2(f) if, in the good faith judgment of the Board, the Company is in possession of material non-public information the disclosure of which would be materially adverse to the Company and would not otherwise be required under Law, in which case the filing of the applicable prospectus or prospectus supplement may be delayed until the earlier of the second Business Day after such conditions shall have ceased to exist and the 60th day after receipt by the Company of the written request from a Demand Party to effect the takedown under this Section 2.2(f); provided that the number of any such delays or any delay pursuant to Section 2.2(a)(ii)(C) shall not exceed two in any twelve (12) month period.

(g) No Inconsistent Agreements; Additional Rights. The Company has not entered, and shall not hereafter enter, into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. If the Company has entered into or enters into a registration rights agreement with a third party, the Company shall promptly send a copy thereof to the Holders.

In the event the Company engages in a merger or consolidation in which the shares of Common Stock are converted into Securities of another company, appropriate arrangements shall be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such Securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company shall use its best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement.

Section 2.3 Registration Procedures. If and whenever the Company is required to file a registration statement with respect to, or to use its best efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall:

(a) promptly prepare and file with the SEC a registration statement on an appropriate form with respect to such Registrable Securities in accordance with the intended plan of distribution thereof (including a Piggyback Synthetic Secondary or Demand Synthetic Secondary) and use its best efforts to cause such registration statement to become effective as soon as practicable thereafter; provided, however, that before filing a registration statement or prospectus, or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to counsel for the Holders copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of two (2) years (which period shall not be applicable in the case of a shelf registration effected pursuant to a request under Section 2.2(b)) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus, or any amendments or supplements thereto (other than any reports or other documents filed with the SEC pursuant to the Exchange Act), the Company shall (i) furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, (ii) fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the sellers of Registrable Securities being sold may request, and (iii) make such of the representatives of the Company as shall be reasonably requested by the sellers of the Registrable Securities being sold available for discussion of such documents;

(c) furnish to each seller of such Registrable Securities and the underwriters or sales agents of the securities being registered such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller, underwriters or sales agents may reasonably request, without charge, in order to facilitate the disposition of the Registrable Securities by such seller or the sale of such securities by such underwriters or sales agent (it being understood that, subject to the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters or sales agents in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

(e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities, including registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States, to keep each such registration or qualification (or exemption from such registration or qualification) effective during the period such registration statement is required to be kept effective pursuant to this Agreement, to cooperate with the selling holders of such Registrable Securities, the underwriters or sales agents, if any, and their respective counsel in connection therewith, and to take any other action as may be necessary or advisable to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in such jurisdiction;

(f) promptly notify each seller (and in the case of clause (x), any underwriter or sales agent) of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that (i) the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, as promptly as practicable thereafter prepare and furnish to such seller and any underwriter or sales agent a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and (ii) the representations and warranties of the Company contained in any agreement (including any underwriting agreement or sales agent agreement) contemplated by Section 2.3(j) below ceases to be true and correct in all material respects;

(g) comply with all applicable rules and regulations of the SEC, and make available to its Security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering or ATM Program;

(h) (i) list such Registrable Securities on any securities exchange on which other Securities of the Company are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and (ii) provide a transfer agent and registrar and CUSIP number for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including an underwriting agreement or sales agent agreement in customary form), which shall include (x) indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Article III hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such registration statement and the underwriters or sales agents) and (y) such representations and warranties to the underwriters or sales agents, with respect to the business of the Company and its Subsidiaries, and such registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings or sales agents in ATM Programs, and the Company shall confirm the same if and when requested, and take such other actions as the underwriters or sales agents, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) if requested by the managing underwriter(s) of an underwritten offering, sales agent(s) of an ATM Program or if reasonably requested by the seller or sellers of a majority of such Registrable Securities, use best efforts to obtain a comfort letter or letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in such registration statement) addressed to the underwriters, sales agents or seller or sellers in customary form and covering matters of the type customarily covered by comfort letters;

(k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter or sales agent participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter or sales agent, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, sales agent, attorney, accountant or agent in connection with such registration statement;

(l) notify counsel for the Holders of Registrable Securities included in such registration statement and the managing underwriter or sales agent, immediately, and confirm the notice in writing: (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to any prospectus shall have been filed; (ii) of the receipt of any comments from the SEC; (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m) provide each Holder of Registrable Securities included in such registration statement reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to any prospectus;

(n) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(o) if requested by the managing underwriter or sales agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or sales agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or sales agent, the purchase price being paid therefor by such underwriter or sales agent and with respect to any other terms of the underwritten offering or ATM Program involving the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(p) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or sales agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or sales agent, if any, or the Holders may request;

(q) use its best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities and any underwriters or sales agents in any “road shows” that may be reasonably requested by the Holders in connection with distribution of Registrable Securities;

(r) in the case of an offering that includes a provider of advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form);

(s) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or sales agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or sales agents and their counsel; and

(t) cooperate with each seller of Registrable Securities and each underwriter or sales agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

Section 2.4 Other Registration-Related Matters.

(a) The Company may require any Person that is Transferring Securities in a Public Offering pursuant to Sections 2.1 or 2.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration.

(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(f)(i), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 2.3(f) or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed and, if so directed by the Company, each Holder will deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(f)(i) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 2.3(f)(i) or the Advice. The Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(l)(iv), it shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the lifting of such stop order, other order or suspension or the termination of such proceedings and, if so directed by the Company, each Holder shall deliver to the Company or destroy (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company shall be required to keep the registration statement effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.3(l)(iv) to and including the date when such stop order, other order or suspension is lifted or such proceedings are terminated.

(d)

(i) Each Holder (x) hereby agrees, with respect to the Registrable Securities owned by such Holder, to be bound by any and all restrictions on the sale, disposition, distribution, hedging or other Transfer of any interest in Registrable Securities imposed on such Holder and/or its Affiliates in connection with the IPO by the underwriters managing such offering for the period commencing on the date of such imposition (which shall be no earlier than 7 days prior to the expected “pricing” of such IPO), and continuing for no more than 180 days after the closing date of such IPO (or for such shorter period as to which the managing underwriter may agree, provided that such shorter period applies equally to all holders of Registrable Securities) (such period in which such sale, disposition, distribution, hedging or other Transfer of any interest is restricted, the “Lockup Period”) and (y) will, in connection with a Public Offering (other than the IPO) of the Company’s equity Securities (whether for the Company’s own account or for the account of any Holder or Holders, or both), upon the request of the Company or of the underwriters managing any underwritten offering of the Company’s equity Securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the Public Offering) without the prior written consent of the managing underwriter for such period of time commencing seven (7) days before and ending ninety (90) days (or such earlier date as the managing underwriter shall agree) after (x) the effective date of such registration or (y) in the case of a Public Offering pursuant to Section 2.2(f), the pricing of such Public Offering.

(ii) The Company and its Subsidiaries will, in connection with an underwritten offering of the Company’s Securities in respect of which Registrable Securities are included, upon the request of the underwriters managing such offering, agree in writing not to effect any sale, disposition or distribution of equity Securities of the Company for the Company’s own account (other than those included in such Public Offering, offered on Form S-8, issuable in connection with any acquisition or merger of or with any other business, assets or properties, issuable upon conversion of Securities or upon the exercise of options, or the grant of options in the ordinary course of business pursuant to then-existing management equity plans or equity-based employee benefit plans, in each case outstanding on the date a notice is given by the Company pursuant to Section 2.1(a) or a request is made pursuant to Section 2.2(a), as the case may be, or agreed to by such managing underwriter), without the prior written consent of the managing underwriter, for such period of time commencing seven (7) days before and ending ninety (90) days (or such earlier date as the managing underwriter shall agree) after (x) the effective date of such registration or (y) in the case of a Public Offering pursuant to Section 2.2(f), the pricing of such Public Offering. The Company shall cause all directors and officers of the Company and all other Persons with registration rights with respect to the Company’s Securities (whether or not pursuant to this Agreement) to enter into agreements similar to those contained in this Section 2.4(d)(i) (without regard to this proviso).

(e) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Securities of the Company to the public without registration after such time as a public market exists for Registrable Securities, the Company agrees:

(i) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its Securities to the public;

(ii) to use its commercially reasonable efforts to then file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) so long as a Holder owns any Registrable Securities, to furnish to such Holder promptly upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its Securities to the public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents of the Company as such Holder may reasonably request in availing itself or himself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

(f) Counsel to represent Holders of Registrable Securities shall be selected by the Holders of at least a majority of the Registrable Securities held by all Holders included in the relevant registration.

(g) Each of the parties hereto agrees that the registration rights provided to the Holders herein are not intended to, and shall not be deemed to, override or limit any other restrictions on Transfer to which any such Holder may otherwise be subject.

(h) Upon delivering a request to participate in an underwritten offering or ATM Program under Section 2.1 or Section 2.2, a Holder (or its respective partners, members or stockholders) may, at its election, and shall, if requested by the Company, execute and deliver a customary custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and such Holder with respect to such Holder’s Registrable Securities to be offered pursuant thereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Registrable Securities, if such Registrable Securities are certificated, and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of such Holder (or its respective partners, members or stockholders) with respect to the matters specified therein. Each Holder agrees to execute (or cause its respective partners, members or stockholders to execute) such other agreements as the Company may reasonably request to further evidence the provisions of this paragraph.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification by the Company. In the event of any registration of any Securities of the Company under the Securities Act pursuant to Section 2.1 or Section 2.2, the Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder of Registrable Securities, each Affiliate of such Holder and their respective directors, officers, employees, partners, equityholders, managers, accountants, attorneys and agents (and the directors, officers, employees, partners, equityholders, managers, accountants, attorneys, agents and controlling Persons of any of the foregoing), any financial or investment adviser, each other Person who participates as an underwriter in the offering, as a sales agent in an ATM Program or sale of such Securities and each other Person, if any, who controls such Holder or any such underwriter or sales agent within the meaning of the Securities Act (each, and “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and reasonable and documented expenses and to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, or any issuer free writing prospectus (including any “road show,” whether or not required to be filed with the SEC); (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus or issuer free writing prospectus, in the light of the circumstances when they were made; or (c) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or related document or report, and the Company shall reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Securities by such Holder or any termination of this Agreement.

Section 3.2 Indemnification by the Holders and Underwriters and Sales Agents. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, that the Company shall have received an undertaking from the Holder of such Registrable Securities, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, all other Holders and any of their respective Affiliates, their respective directors, officers, employees, partners, equityholders, managers, accountants, attorneys and agents (and the directors, officers, employees, partners, equityholders, managers, accountants, attorneys, agents and controlling Persons of any of the foregoing) and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or Exchange Act, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, any amendment or supplement, or any issuer free writing prospectus, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information which (i) relates solely to such Holder’s individual ownership of the Registrable Securities, and (ii) if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, a document incorporated by reference into any of the foregoing, or any such issuer free writing prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and shall survive the Transfer of such Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 3.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action, suit, proceeding or investigation or written threat thereof with respect to which a claim for indemnification may be made pursuant to this Article III (each, a “Proceeding”), such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such Proceeding; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.1 or 3.2, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such Proceeding is brought against an Indemnified Party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by the indemnifying party and reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, at the indemnifying party’s expense, the indemnifying party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such Proceeding, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action unless (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party or parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to the indemnified party or parties; or (iii) the named parties to any such Proceeding (including any impleading parties) include both such indemnified party or parties and the indemnifying parties or an Affiliate of an indemnifying party or indemnified party, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying party or parties, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel at the expenses of the indemnifying party or parties, the indemnifying party or parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party or parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement which (x) provides for other than monetary damages without the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) or (y) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

Section 3.4 Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 3.1, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation. Any obligation of Holders to contribute pursuant to this Section 3.4 shall be several in the same proportion that the dollar amount of the proceeds actually received by each such Holder bears to the total dollar amount of the proceeds received by all Holders and not joint.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under Section 3.1, the indemnifying parties shall indemnify each Indemnified Party to the full extent provided in Section 3.1 without regard to the relative fault of said indemnifying party or Indemnified Party or any other equitable consideration provided for in this Section 3.4.

Section 3.5 Other Indemnification. Indemnification similar to that specified in this Article III (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of Securities under any Law or with any Governmental Authority other than as required by the Securities Act.

Section 3.6 Non-Exclusivity.The obligations of the parties under this Article III shall be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IV

OTHER

Section 4.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) if transmitted by e-mail or other electronic communication, if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party).

If to the Company:

Lineage, Inc.

46500 Humboldt Drive

Novi, Michigan 48377

Attention: General Counsel

E-mail:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Julian Kleindorfer; Lewis Kneib

E-mail:

If to BGLH:

Bay Grove Capital Group, LLC

801 Montgomery Street, Floor 5

San Francisco, California 94133

Attention:

E-mail:

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Attention: Nadia Sager; Amber Franklin; Lexi Santa Ana

E-mail:

Section 4.2 Assignment. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, shall be null and void; provided, however, that, without the prior written consent of any other party hereto, a Holder may assign its rights and obligations under this Agreement, in whole or in part, to any Transferee of Registrable Securities so long as such Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement, substantially in the form of Exhibit A, and upon such Transfer such transferee shall be deemed a “Holder” hereunder.

Section 4.3 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities held by all Holders; provided that no such amendment, supplement or other modification shall adversely affect the economic interests of any Holder hereunder disproportionately to other Holders without the written consent of Holders that hold a majority of the Registrable Securities held by all Holders so affected. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 4.4 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 4.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 4.6 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

Section 4.7 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

Section 4.8 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement; provided, however, that the Company shall not be entitled to specific performance for any breach by the Holders of the provisions of Section 2.4(d)(i).

Section 4.9 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 4.10 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

Section 4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 4.12 Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

Section 4.13 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 4.14 Independent Nature of the Rights and Obligations of Holders. The rights and obligations of each Holder hereunder are several and not joint with the obligations of any Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 4.15 Termination as to a Holder. Any Person who ceases to hold any Registrable Securities, or who has forfeited, in writing, its rights hereunder with respect to such Registrable Securities, shall cease to be a Holder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification or contribution rights or obligations under Article III, which shall survive).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY

LINEAGE, INC.

By:
Name:
Title:

BGLH

BG LINEAGE HOLDINGS, LLC

By:
Name:
Title:

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[   ], 20[   ]

Reference is made to the Registration Rights Agreement, dated as of [   ], 2024, by and among Lineage, Inc. (the “Company”) and the Holders (as defined therein) from time to time party thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 4.2 of the Registration Rights Agreement, [   ] (the “Assignor”) in its capacity as a Holder hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [   ], [   ] and [   ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor shall remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement as a Holder. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEES:

[ ]

By:
Name:
Title: